United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 8, 2025

Date of Report (Date of earliest event reported)

GLOBALINK INVESTMENT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41122	36-4984573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Continental Drive, Suite 401 Newark, Delaware	19713
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +6012 405 0015

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Globalink Investment Inc. is filing this amendment to its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 8, 2025 (the “Original 8-K”) solely to correct the reference in Item 8.01 of the Original 8-K to the December 2024 Redemption Payment rate. Except for the foregoing, this amendment does not amend, modify or update the information contained in the Original 8-K.

Item 8.01. Other Events.

Overpayment in the Redemption of the December 2024 Extension Redeeming Stockholders and Correction for the Overpayment Amount

On December 3, 2024, Globalink Investment Inc., a Delaware corporation (the “Company”) held a special meeting of its stockholders (the “December 2024 Extension Meeting”). In connection with the December 2024 Extension Meeting, as set forth in the Company’s Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 6, 2024, the holders of 2,285,056 shares of the Company’s common stock (the “Public Shares”) properly exercised their right to redeem (the “December 2024 Extension Redeeming Stockholders”) such shares for a pro rata portion of the funds in the Company’s trust account (“Trust Account”).

On December 11, 2024, a redemption payment was made by Continental Stock Transfer & Trust Company (“CST”), as trustee of the Trust Account, to the December 2024 Extension Redeeming Stockholders at a rate of $11.76793003 per share (the “December 2024 Redemption Payment”). It was later determined that the Company did not withdraw all of the interest from the Trust Account that it was allowed to withdraw to cover income and franchise taxes and, therefore, the December 2024 Payment should have been approximately $11.52149928 per share. This meant that the December 2024 Extension Redeeming Stockholders were overpaid in the amount of $0.24643075 per share (the “December 2024 Extension Overpayment Amount”).

The December 2024 Extension Redeeming Stockholders are in the process of being notified of this situation and are being instructed to return the December 2024 Extension Overpayment Amount to CST. Anyone with questions about the contents of this report, can reach out to CST at spacredemptions@continentalstock.com.

June 2025 Extension Stockholder Meeting and Per Share Redemption to be Paid to June 2025 Extension Redeeming Stockholders

On June 4, 2025, the Company held another special meeting of stockholders (the “June 2025 Extension Meeting”). At the June 2025 Extension Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate its initial business combination from June 9, 2025 to July 9, 2025 (and may be extended to December 9, 2025 on a monthly basis). In connection with the June 2025 Extension Meeting, stockholders holding 204,910 Public Shares properly exercised their right to redeem (the “June 2025 Extension Redeeming Stockholders”) such shares for a pro rata portion of the funds in the Company’s Trust Account.

The Company is taking into account an adjustment to the balance in the Trust Account for the December 2024 Extension Overpayment Amount as described above and an additional tax withdrawal from the Trust Account for taxes payable since the December 2024 Extension Meeting and is working diligently to determine the per share redemption payment to be paid to the June 2025 Extension Redeeming Stockholders who properly submitted for redemption (the “June 2025 Redemption Payment”).

Cautionary Note Regarding Forward Looking Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause future events to differ materially from those in the forward-looking statements, many of which are outside of the Company’s control. These factors include, but are not limited to, a variety of risk factors affecting the Company’s business and prospects, see the section titled “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 25, 2025 and the prospectus filed with the SEC on December 6, 2021 and subsequent reports filed with the SEC, as amended from time to time. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2025

GLOBALINK INVESTMENT INC.

By:	/s/ Say Leong Lim
Name:	Say Leong Lim
Title:	Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors